Exhibit 99.1

MBIA Inc. 113 King Street Armonk, NY 10504 www.mbia.com NEWS RELEASE

FINAL

MBIA, Media: Willard Hill +1-914-765-3860

MBIA, Media: Elizabeth James +1-914-765-3889

MBIA, Investor Relations: Greg Diamond +1-914-765-3190

Moody’s Reviews MBIA’s Ratings for Possible Downgrade; MBIA Expresses Surprise in Moody’s Action In Light of Moody’s Recent Public Statement on MBIA Capital Plan and its Aa2 Rating of MBIA’s Surplus Notes

ARMONK, N.Y., Jan. 18, 2008 (BUSINESS WIRE) — MBIA Inc. (NYSE: MBI) announced that Moody’s Investors Service yesterday placed the Aaa insurance financial strength ratings of MBIA Insurance Corporation (“MBIA” or the “Insurance Company”) and its insurance affiliates, the Aa2 ratings of its newly issued Surplus Notes, and the Aa3 ratings of the junior obligations of the Insurance Company and the senior debt of MBIA Inc. on review for possible downgrade.

MBIA said that it was surprised by Moody’s action in light of the rating agency’s recent public statements on the Company’s capital plan and last week’s Aa2 rating of the Surplus Notes. MBIA reaffirms its intention to continue working towards stabilizing its Triple-A ratings from all three rating agencies and addressing Moody’s remaining concerns.

On December 14, 2007, Moody’s Report stated that if the Company “… re-established a robust capital position, Moody’s would expect to revise the outlook to stable.”

Gary Dunton, MBIA Chairman and CEO said, “We have developed and are implementing a comprehensive capital strengthening plan in good faith reliance on Moody’s stated requirements. The plan includes the Warburg Pincus commitment for $500 million of new equity and its agreement to backstop a $500 million rights offering, along with the issuance of $1 billion of Surplus Notes on January 16, 2008. We have been proactive in raising a substantial amount of new capital to support our Triple-A ratings. We believe our capital plan meets or exceeds the requirements previously outlined by Moody’s and the other two major rating agencies.

Mr. Dunton also stated that “Fitch yesterday affirmed our Triple-A ratings with a stable outlook and Standard & Poor’s confirmed that, even with their recently revised loss assumptions for 2006 vintage subprime exposure, MBIA exceeds their AAA capital requirements”.

C. Edward (Chuck) Chaplin, MBIA’s Chief Financial Officer, confirmed that “MBIA is committed to maintaining its capital adequacy at levels that provide the highest degree of confidence in MBIA, and looks forward to working with all the rating agencies through the current market dislocations.”

This release contains statements about future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA’s innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.’s principal operating subsidiaries, MBIA Insurance Corporation, MBIA UK Insurance Limited and MBIA Mexico have financial strength ratings of Triple-A from Moody’s Investors Service (“Moody’s”), Standard & Poor’s Ratings Services and Fitch Ratings. Moody’s ratings are under review for possible downgrade. MBIA has offices in London, Madrid, Mexico City, Milan, New York, Paris, San Francisco, Sydney and Tokyo. Please visit MBIA’s Web site at www.mbia.com.